EXHIBIT 10.3

EXCHANGE TRUST AGREEMENT

THIS AGREEMENT made as of this 22nd day of June, 2011

AMONG:

2230354 ONTARIO INC., a corporation existing under the laws of the Province of Ontario

(the “Company”)

- and -

POLAR WIRELESS CORP., a corporation existing under the laws of the State of Nevada

(“Polar”)

- and -

2240519 ONTARIO LIMITED, a corporation existing under the laws of the Province of Onatrio

(the “Trustee”)

WHEREAS pursuant to an amalgamation agreement dated the date hereof (the “Amalgamation Agreement”) among Polar Wireless Corporation (“Subco”), Polar and the Company, the company formed by the amalgamation of Subco and the Company (“New Polar”) is to issue Class A non-voting shares (which are exercisable into Class A Exchangeable Shares) and Class B non-voting shares (which are exercisable into Class B Exchangeable Shares) to holders of common shares of the Company pursuant to the amalgamation contemplated by the Amalgamation Agreement;

AND WHEREAS it is a condition to the Amalgamation Agreement that Polar and the Trustee execute this Agreement;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, the following terms shall have the following meanings:

“Affiliate” means an affiliated body corporate; one body corporate is affiliated with another body corporate if one of them is the subsidiary of the other or both are subsidiaries of the same body corporate or each of them is controlled by the same person, and if two bodies corporate are affiliated with the same body corporate at the same time, they are deemed to be affiliated with each other.

“Automatic Exchange Right” means the benefit of the obligation of Polar to effect the automatic exchange of Polar Shares for Class A Exchangeable Shares and Polar Preferred Shares for Class B Exchangeable Shares pursuant to Section 3.11.

“Polar Affiliates” means Affiliates of Polar.

“Polar Liquidation Event” has the meaning ascribed thereto in Section 3.11(b).

“Polar Liquidation Event Effective Date” has the meaning ascribed thereto in Section 3.11(c).

“Polar Preferred Shares” has the meaning ascribed to the term “Polar US Preferred Shares” in the Amalgamation Agreement.

“Polar Shares” has the meaning ascribed to the term “Polar US Shares” in the Amalgamation Agreement.

“Polar Successor” has the meaning ascribed thereto in Section 8.1(a).

“Beneficiaries” means the registered holders, from time to time, of Class A Exchangeable Shares and Class B Exchangeable Shares, other than Polar and its Affiliates.

“Board of Directors” means the board of directors of New Polar.

“Business Day” means any day other than a Saturday, Sunday or civic or statutory holiday in the City of Toronto, Ontario.

“Callco” means 2240519 Ontario Limited, a corporation existing under the laws of the Province of Ontario, and a direct wholly-owned subsidiary of Polar.

“Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

“Class A Exchangeable Shares” means the Class A exchangeable shares in the capital of New Polar, having the rights, privileges, restrictions and conditions set out in Appendix 1 to the Amalgamation Agreement.

“Class B Exchangeable Shares” means the Class B exchangeable shares in the capital of New Polar, having the rights, privileges, restrictions and conditions set out in Appendix 1 to the Amalgamation Agreement.

“Court” means the Superior Court of Justice (Ontario).

“Current Market Price” means, in respect of a Polar Share or Polar Preferred Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Polar Shares or Polar Preferred Share on such stock exchange or automated quotation system on which the Polar Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose, on each of the thirty (30) consecutive trading days ending not more than five trading days before such date; provided, however, that if there is no public distribution or trading activity of Polar Shares or Polar Preferred Shares during such period, then the Current Market Price of a Polar Share or Polar Preferred Share shall be determined by the Board of Directors in good faith, and provided further that any such determination by the Board of Directors shall be conclusive and binding.

“Exchange Right” has the meaning ascribed thereto in Section 3.1.

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Class A Exchangeable Shares and the Class B Exchangeable Shares.

“Indemnified Parties” has the meaning ascribed thereto in Section 6.1.

“Insolvency Event” means the institution by New Polar of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of New Polar to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including, without limitation, the Companies’ Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada) and the failure by New Polar to contest in good faith any such proceedings commenced in respect of New Polar within 30 days of becoming aware thereof, or the consent by New Polar to the filing of any such petition or to the appointment of a receiver, or the making by New Polar of a general assignment for the benefit of creditors, or the admission in writing by New Polar of its inability to pay its debts generally as they become due, or New Polar not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section V.6.6 or VI.6.6 of the Exchangeable Share Provisions.

“Liquidation Call Right” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“OBCA” means the Business Corporations Act (Ontario), as amended.

“Officer’s Certificate” means, with respect to Polar or New Polar, as the case may be, a certificate signed by any one officer of Polar or New Polar, as the case may be.

“Person” includes any individual, firm, partnership, limited liability company, unlimited liability company, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, governmental entity, syndicate or other entity, whether or not having legal status.

“Redemption Call Right” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“Retracted Shares” has the meaning ascribed thereto in Section 3.6.

“Retraction Call Right” has the meaning ascribed thereto in the Exchangeable Share Provisions.

“Support Agreement” means the support agreement dated the date hereof between 223, Callco and Polar, substantially in the form and content of Appendix 2 to the Amalgamation Agreement, as the same may be amended from time to time pursuant to the terms of the Support Agreement.

“Trust” means the trust created by this Agreement.

“Trust Estate” means the Exchange Right, the Automatic Exchange Right and any money or other securities or property which may be held by the Trustee from time to time pursuant to this Agreement.

“Trustee” means 2240519 Ontario Limited and, subject to the provisions of Article 7 hereof, includes any successor trustee.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3	Number, Gender etc.

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4	Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2
PURPOSE OF AGREEMENT

2.1	Establishment of Trust

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Exchange Right and the Automatic Exchange Right in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3
EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

3.1	Grant and Ownership of the Exchange Right

Polar hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of the Beneficiaries, the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require Polar to purchase from each or any Beneficiary all or any part of the Class A Exchangeable Shares or the Class B Exchangeable Shares held by the Beneficiary and the Automatic Exchange Right, all in accordance with the provisions of this Agreement. Polar hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by Polar to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Right, provided that the Trustee shall:

(a)
hold the Exchange Right and the Automatic Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)
except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement, and shall not assign or transfer such rights except to a successor trustee hereunder.

3.2	General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 4.13, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 3 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

3.3	Purchase Price

The purchase price payable by Polar for each Class A Exchangeable Share to be purchased by Polar under the Exchange Right shall be an amount per share equal to: (a) the Current Market Price of a Polar Share on the last Business Day prior to the day of closing of the purchase and sale of such Class A Exchangeable Share under the Exchange Right, which shall be satisfied in full by Polar causing to be sent to such holder one Polar Share; plus (b) to the extent not paid by New Polar an additional amount equal to the full amount of all declared and unpaid dividends on each such Class A Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Exchange Right, Polar shall provide to the Trustee an Officer’s Certificate setting forth the calculation of the purchase price for each Class A Exchangeable Share. The purchase price for each such Class A Exchangeable Share so purchased may be satisfied only by Polar issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one Polar Share and on the applicable payment date a cheque for the balance, if any of the purchase price without interest (but less any amounts withheld pursuant to Section 3.12). Upon payment by Polar of such purchase price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Class A Exchangeable Share by Polar.

The purchase price payable by Polar for each Class B Exchangeable Share to be purchased by Polar under the Exchange Right shall be an amount per share equal to: (a) the Current Market Price of a Polar Preferred Share on the last Business Day prior to the day of closing of the purchase and sale of such Class B Exchangeable Share under the Exchange Right, which shall be satisfied in full by Polar causing to be sent to such holder one Polar Preferred Share; plus (b) to the extent not paid by New Polar an additional amount equal to the full amount of all declared and unpaid dividends on each such Class B Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Exchange Right, Polar shall provide to the Trustee an Officer’s Certificate setting forth the calculation of the purchase price for each Class B Exchangeable Share. The purchase price for each such Class B Exchangeable Share so purchased may be satisfied only by Polar issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one Polar Preferred Share and on the applicable payment date a cheque for the balance, if any of the purchase price without interest (but less any amounts withheld pursuant to Section 3.12). Upon payment by Polar of such purchase price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Class B Exchangeable Share by Polar.

3.4	Exercise Instructions

Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Class A Exchangeable Shares or Class B Exchangeable Shares registered in the name of such Beneficiary on the books of New Polar. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Class A Exchangeable Shares or Class B Exchangeable Shares, as the case may be, which such Beneficiary desires Polar to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Class A Exchangeable Shares or Class B Exchangeable Shares under the laws applicable to New Polar and the by-laws of New Polar and such additional documents and instruments as the Trustee may reasonably require together with: (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Class A Exchangeable Share or Class B Exchangeable Share certificate(s), stating: (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Polar to purchase from the Beneficiary the number of Class A Exchangeable Shares or Class B Exchangeable Shares specified therein; (ii) that such Beneficiary has good title to and owns all such Class A Exchangeable Shares or Class B Exchangeable Shares to be acquired by Polar free and clear of all liens, claims and encumbrances; (iii) the names in which the certificates representing Polar Shares or Polar Preferred Shares issuable in connection with the exercise of the Exchange Right are to be issued; and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and (b) payment (or evidence satisfactory to the Trustee, Polar and New Polar of payment) of the taxes (if any) payable as contemplated by Section 3.7. If only a part of the Class A Exchangeable Shares or Class B Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Polar under the Exchange Right, a new certificate for the balance of such Class A Exchangeable Shares or Class B Exchangeable Shares, as applicable, shall be issued to the holder at the expense of New Polar.

3.5	Delivery of Polar Shares; Effect of Exercise

Promptly after receipt of the certificate(s) representing the Class A Exchangeable Shares or Class B Exchangeable Shares which the Beneficiary desires Polar to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by Section 3.7 or evidence thereof), duly endorsed for transfer to Polar, the Trustee shall notify Polar and New Polar of its receipt of the same, which notice to Polar and New Polar shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Class A Exchangeable Shares or Class B Exchangeable Shares, as the case may be, and Polar shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Class A Exchangeable Shares or Class B Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of Polar Shares or Polar Preferred Shares issuable in connection with the exercise of the Exchange Right, and, on the applicable payment date, cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to Section 3.12); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Polar and New Polar of the payment of) the taxes (if any) payable as contemplated by Section 3.7 of this Agreement. Immediately upon the giving of notice by the Trustee to Polar and New Polar of the exercise of the Exchange Right as provided in this Section 3.5, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Class A Exchangeable Shares or Class B Exchangeable Shares shall be deemed to have transferred to Polar all of such holder’s right, title and interest in and to such Class A Exchangeable Shares or Class B Exchangeable Shares, as applicable, and the related interest in the Trust Estate and shall cease to be a holder of such Class A Exchangeable Shares or Class B Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof other than the right to receive his proportionate part of the total purchase price therefor unless the requisite number of Polar Shares or Polar Preferred Shares is not allotted, issued and delivered by Polar to the Trustee within 5 Business Days of the date of the giving of such notice by the Trustee in which case the rights of the Beneficiary shall remain unaffected until such Polar Shares or Polar Preferred Shares are so allotted, issued and delivered by Polar. Upon delivery by Polar to the Trustee of such Polar Shares or Polar Preferred Shares, the Trustee shall deliver such Polar Shares or Polar Preferred Shares to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Class A Exchangeable Shares or Class B Exchangeable Shares, the Beneficiary (or such other person, if any, properly designated by such Beneficiary) shall be considered and deemed for all purposes to be the holder of the Polar Shares or Polar Preferred Shares delivered to it pursuant to the Exchange Right.

3.6	Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its right under Article V.6 or Article VI.6 of the Exchangeable Share Provisions to require New Polar to redeem any or all of the Class A Exchangeable Shares or Class B Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by New Polar pursuant to Section V.6.6 or VI.6.6 of the Exchangeable Share Provisions that New Polar will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to New Polar pursuant to Section V.6.1 or VI.6.1 of the Exchangeable Share Provisions, and provided further that the Trustee has received a written notice of same from Polar or New Polar, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that New Polar is unable to redeem. In any such event, New Polar hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to New Polar or to the transfer agent of the Class A Exchangeable Shares or Class B Exchangeable Shares (including, without limitation, a copy of the retraction request delivered pursuant to Section V.6.1 or VI.6.1 of the Exchangeable Share Provisions, as the case may be) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that New Polar is not permitted to redeem and will require Polar to purchase such shares in accordance with the provisions of this Article 3.

3.7	Stamp or Other Transfer Taxes

Upon any sale of Class A Exchangeable Shares or Class B Exchangeable Shares to Polar pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing Polar Shares or Polar Preferred Shares, as applicable, to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Class A Exchangeable Shares or Class B Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Class A Exchangeable Shares or Class B Exchangeable Shares so sold; provided, however, that such Beneficiary: (a) shall pay (and none of Polar, New Polar or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary; and (b) shall have evidenced to the satisfaction of the Trustee, Polar and New Polar that such taxes, if any, have been paid.

3.8	Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Polar and New Polar shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Polar and New Polar of the occurrence of an Insolvency Event or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Polar, a notice of such Insolvency Event to be provided by Polar which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

3.9	Listing/Quotation of Polar Shares

Polar will in good faith, using its commercially reasonable efforts, expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Polar Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Right to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Polar Shares are listed or quoted at such time.

3.10	Polar Shares and Polar Preferred Shares

Polar hereby represents, warrants and covenants that the Polar Shares and Polar Preferred Shares issuable as described herein will be duly authorized, validly issued and, upon issuance pursuant to this Agreement, fully paid and non-assessable and, to Polar’s knowledge, shall be free and clear of any lien, claim or encumbrance.

3.11	Automatic Exchange on Liquidation of Polar

(a)	Polar will give the Trustee written notice of each of the following events at the time set forth below:

(i)
in the event of any determination by the board of directors of Polar to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Polar or to effect any other distribution of assets of Polar among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii)
as soon as practicable following the earlier of: (A) receipt by Polar of notice of; and (B) Polar otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Polar or to effect any other distribution of assets of Polar among its stockholders for the purpose of winding up its affairs, in each case where Polar has failed to contest in good faith any such proceeding commenced in respect of Polar within 30 days of becoming aware thereof.

(b)
As soon as practicable following receipt by the Trustee from Polar of notice of any event (a “Polar Liquidation Event”) contemplated by Section 3.11(a)(i) or 3.11(a)(ii)above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Polar and shall include a brief description of the automatic exchange of Class A Exchangeable Shares and Class B Exchangeable Shares for Polar Shares and Polar Preferred Shares, respectively, provided for in Section 3.11(c).

(c)
In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Polar Shares in the distribution of assets of Polar in connection with a Polar Liquidation Event, on the fifth Business Day prior to the effective date (the “Polar Liquidation Event Effective Date”) of a Polar Liquidation Event all of the then outstanding Class A Exchangeable Shares shall be automatically exchanged for Polar Shares and all of the then outstanding Class B Exchangeable Shares shall be automatically exchanged for Polar Preferred Shares. To effect such automatic exchange, Polar shall purchase on the fifth Business Day prior to the Polar Liquidation Event Effective Date each Class A Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Class A Exchangeable Shares held by it at such time, for a purchase price per share equal to: (a) the Current Market Price of a Polar Share on the fifth Business Day prior to the Polar Liquidation Event Effective Date, which shall be satisfied in full by Polar issuing to the Beneficiary one Polar Share, and (b) to the extent not paid by New Polar, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Class A Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange (less any applicable withholding taxes). To effect such automatic exchange, Polar shall purchase on the fifth Business Day prior to the Polar Liquidation Event Effective Date each Class B Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Class B Exchangeable Shares held by it at such time, for a purchase price per share equal to: (a) the Current Market Price of a Polar Preferred Share on the fifth Business Day prior to the Polar Liquidation Event Effective Date, which shall be satisfied in full by Polar issuing to the Beneficiary one Polar Preferred Share, and (b) to the extent not paid by New Polar, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Class B Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange (less any applicable withholding taxes). Polar shall provide the Trustee with an Officer’s Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Class A Exchangeable Share and Class B Exchangeable Share.

(d)
On the fifth Business Day prior to the Polar Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Class A Exchangeable Shares for Polar Shares and Class B Exchangeable Shares for Polar Preferred Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Polar all of the Beneficiary’s right, title and interest in and to such Beneficiary’s Class A Exchangeable Shares and/or Class B Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Class A Exchangeable Shares and Class B Exchangeable Shares, as applicable, and Polar shall issue to the Beneficiary the Polar Shares or Polar Preferred Shares issuable upon the automatic exchange of such Class A Exchangeable Shares or Class B Exchangeable Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque in the amount of such dividends, if any, without interest but less any amounts withheld pursuant to Section 3.12. Concurrently with such Beneficiary ceasing to be a holder of Class A Exchangeable Shares or Class B Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Polar Shares or Polar Preferred Shares, as applicable, issued pursuant to the automatic exchange of Class A Exchangeable Shares or Class B Exchangeable Shares and the certificates held by the Beneficiary previously representing the Class A Exchangeable Shares and/or Class B Exchangeable Shares exchanged by the Beneficiary with Polar pursuant to such automatic exchange shall thereafter be deemed to represent Polar Shares or Polar Preferred Shares, as applicable, issued to the Beneficiary by Polar pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Class A Exchangeable Share certificates deemed to represent Polar Shares, duly endorsed in blank and accompanied by such instruments of transfer as Polar may reasonably require, Polar shall deliver or cause to be delivered to the Beneficiary certificates representing Polar Shares of which the Beneficiary is the holder. Upon the request of a Beneficiary and the surrender by the Beneficiary of Class B Exchangeable Share certificates deemed to represent Polar Preferred Shares, duly endorsed in blank and accompanied by such instruments of transfer as Polar may reasonably require, Polar shall deliver or cause to be delivered to the Beneficiary certificates representing Polar Preferred Shares of which the Beneficiary is the holder.

3.12	Withholding Rights

Polar, New Polar and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Class A Exchangeable Shares or Polar Shares such amounts as Polar, New Polar or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), or any provision of provincial, local or foreign tax law, in each case as amended or succeeded or would be permitted to withhold if an equal amount were remitted to the appropriate taxing authority. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts (or equivalent amounts, if applicable) are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted or which would be permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Polar, New Polar and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Polar, New Polar or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Polar, New Polar or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Polar represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this Agreement, to deduct or withhold from any dividend paid to holders of Class A Exchangeable Shares any amounts under any applicable taxing legislation.

ARTICLE 4
CONCERNING THE TRUSTEE

4.1	Powers and Duties of the Trustee

The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

(a)	receiving the grant of the Exchange Right and the Automatic Exchange Right from Polar as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)
exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Class A Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Polar Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Right, as the case may be;

(c)	holding title to the Trust Estate;

(d)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(e)	taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Polar and New Polar under this Agreement; and

(f)	taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authorities not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are specifically set out in this Agreement.

The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

4.2	No Conflict of Interest

The Trustee represents to Polar and New Polar that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 7. If, notwithstanding the foregoing provisions of this Section 4.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 4.2, any interested party may apply to the Court for an order that the Trustee be replaced as Trustee hereunder.

4.3	Dealings with Transfer Agents, Registrars, etc.

Polar and New Polar irrevocably authorize the Trustee, from time to time, to:

(a)
consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Class A Exchangeable Shares and Polar Shares; and

(b)
requisition, from time to time: (i) from any such registrars or transfer agents any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement; and (ii) from the Canadian transfer agent of the Polar Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Right.

Polar and New Polar irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Polar covenants that it will supply its Canadian transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Right.

4.4	Books and Records

The Trustee shall keep available for inspection by Polar and New Polar at the Trustee’s principal office in Toronto, Ontario correct and complete books and records of account relating to the Trust created by this Agreement, including, without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Right.

4.5	Income Tax Returns and Reports

The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Class A Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to Polar or New Polar). Polar or New Polar shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance. Such qualified experts and advisors shall be responsible for preparing and distributing to each Beneficiary all necessary forms for such Beneficiaries to complete their Canadian income tax returns.

4.6	Indemnification Prior to Certain Actions by Trustee

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, and, if so requested by the Trustee, sufficient funds to cover the costs, expenses and liabilities which may be incurred by the Trustee, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Exchange Right pursuant to Article 3, subject to Section 4.13, and with respect to the Automatic Exchange Right pursuant to Article 3.

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

4.7	Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the security or indemnity referred to in Section 4.6 and, if so requested by the Trustee, sufficient funds to cover the costs, expenses and liabilities which may be incurred by the Trustee, and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Exchange Right or the Automatic Exchange Right except subject to the conditions and in the manner herein provided and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

4.8	Reliance Upon Declaration

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 4.9, if applicable, and with any other applicable provisions of this Agreement.

4.9	Evidence and Authority to Trustee

Polar and/or New Polar shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Polar and/or New Polar or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Exchange Right or the Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of Polar and/or New Polar promptly if and when:

(a)	such evidence is required by any other Section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 4.9; or

(b)
the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Polar and/or New Polar written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer’s Certificate of Polar and/or New Polar or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of Polar and/or New Polar, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other Person whose qualifications give authority to a statement made by him provided that if such report or opinion is furnished by a director, officer or employee of Polar and/or New Polar it shall be in the form of an Officer’s Certificate or a statutory declaration.

Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the Person giving the evidence:

(a)	declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(c)	declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

4.10	Experts, Advisers and Agents

The Trustee may:

(a)
in the discharge of its powers and duties and the determination of its rights hereunder rely on the opinion or advice of or information obtained from any duly qualified and licensed solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Polar and/or New Polar or otherwise, (and may employ such assistants not regularly in the employ of the Trustee as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder) the reasonable and proper costs of which shall be borne by Polar and New Polar jointly and severally; and

(b)
employ such agents and other assistants not regularly in the employ of the Trustee as it may reasonably require for the proper discharge of its powers and duties hereunder the reasonable and proper costs of which shall be borne by Polar and New Polar jointly and severally.

4.11	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise.

4.12	Trustee Not Bound to Act on Request

Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Polar and/or New Polar or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

4.13	Conflicting Claims

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Class A Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Class A Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any Person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)
the rights of all adverse claimants with respect to the Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

(b)
all differences with respect to the Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

4.14	Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

ARTICLE 5
COMPENSATION

5.1	Fees and Expenses of the Trustee

Polar and New Polar jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration of the trusts created hereby (including taxes other than taxes based on the net income of the Trustee) and including the reasonable compensation and disbursements of counsel and all other assistants or advisors not regularly in its employ, and further including reasonable fees and expenses for attendance at any meeting of stockholders, if so requested by Polar or New Polar and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Polar and New Polar shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct. The Trustee shall be obliged to provide only one account or invoice to New Polar from time to time in connection with its appointment hereunder.

ARTICLE 6
INDEMNIFICATION AND LIMITATION OF LIABILITY

6.1	Indemnification of the Trustee

Polar and New Polar jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Polar or New Polar pursuant hereto. This indemnity shall survive the resignation or removal of the Trustee and the termination of the trusts created hereby.

In no case shall Polar or New Polar be liable under this indemnity for any claim against any of the Indemnified Parties unless Polar and New Polar shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Polar and New Polar shall be entitled to participate at their own expense in the defence and, if Polar and New Polar so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Polar or New Polar; or (ii) the named parties to any such suit include both the Trustee and Polar or New Polar and the Trustee shall have been advised by counsel acceptable to Polar or New Polar that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Polar or New Polar and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Polar and New Polar shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). Neither Polar nor New Polar shall be liable for any settlement effected without its written consent.

6.2	Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

ARTICLE 7
CHANGE OF TRUSTEE

7.1	Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Polar and New Polar specifying the date on which it desires to resign, provided that such notice shall not be given less than one month before such desired resignation date unless Polar and New Polar otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Polar and New Polar shall promptly appoint a successor trustee which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business necessary to fulfill the rights, obligations and duties of a trustee pursuant to this Agreement in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee.

Failing the appointment by Polar and New Polar of a successor trustee as aforesaid and the acceptance of such appointment by a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction in the Province of Ontario upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Polar and New Polar shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

7.2	Removal

The Trustee, or any trustee hereafter appointed may (provided a successor trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by Polar and New Polar, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

7.3	Successor Trustee

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Polar and New Polar and to its predecessor trustee an instrument accepting such appointment. Thereupon, the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Polar and New Polar or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Polar, New Polar and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

7.4	Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, Polar and New Polar shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary. If Polar or New Polar shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Polar and New Polar.

7.5	Change of Control of Trustee

Any corporation into or with which the Trustee may be merged or consolidated or amalgamated or any corporation resulting therefrom, or any corporation succeeding to the trust business of the Trustee shall be the successor to the Trustee without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under the provisions of this Agreement.

ARTICLE 8
POLAR US SUCCESSORS

8.1	Certain Requirements in Respect of Combination, etc.

Polar shall not consummate any transaction (whether by way of reconstruction, reorganization consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

(a)
such other Person or continuing corporation (the “Polar Successor”) by operation of law becomes without more, bound by the terms and provisions of this Agreement or, if not so bound executes prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Polar Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Polar Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Polar under this Agreement; and

(b)
such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries.

8.2	Vesting of Powers in Successor

Whenever the conditions of Section 8.1 have been duly observed and performed, the Trustee and, if required by Section 8.1, the Polar Successor and New Polar shall execute and deliver the supplemental agreement provided for in Article 9 and thereupon the Polar Successor shall possess and from time to time may exercise each and every right and power of Polar under this Agreement in the name of Polar or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Polar or any officers of Polar may be done and performed with like force and effect by the directors or officers of such Polar Successor.

8.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Polar with or into Polar or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Polar provided that all of the assets of such subsidiary are transferred to Polar or another wholly-owned direct or indirect subsidiary of Polar. Any such transactions are expressly permitted by this Article 8.

ARTICLE 9
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

9.1	Amendments, Modifications, etc.

This Agreement may not be amended or modified except by an agreement in writing executed by Polar, New Polar and the Trustee and approved by the Beneficiaries in accordance with Section V.10.2 or VI.10.2 of the Exchangeable Share Provisions, as the case may be.

9.2	Ministerial Amendments

Notwithstanding the provisions of Section 9.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)
adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of Polar and New Polar shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)
making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Polar and New Polar and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors and the Trustee, acting on advice of legal counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

(c)
making such changes or corrections which, on the advice of counsel to Polar, New Polar and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and the board of directors of each of Polar and New Polar, each acting on advice of legal counsel, shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

9.3	Meeting to Consider Amendments

New Polar, at the request of Polar, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of New Polar, the Exchangeable Share Provisions and all applicable laws.

9.4	Changes in Capital of Polar and New Polar

At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Polar Shares or the Class A Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Polar Shares or the Class A Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications 11.5 Execution of Supplemental Trust Agreements

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time New Polar, Polar (provided each of New Polar and Polar shall have been authorized by their respective boards) and the Trustee may, subject to the provisions of this Agreement and they shall, when so directed by this Agreement, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes,

(a)
evidencing the succession of Polar Successors and the covenants of and obligations assumed by each such Polar Successor in accordance with the provisions of Article 8 and the successors of any successor trustee in accordance with the provisions of Article 7;

(b)
making any additions to, deletions from or alterations of the provisions of this Agreement or the Exchange Right or the Automatic Exchange Right which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Polar, New Polar, the Trustee or this Agreement; and

(c)
for any other purposes not inconsistent with the provisions of this Agreement, including, without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 10
TERMINATION

10.1	Term

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Class A Exchangeable Shares are held by a Beneficiary;

(b)
each of Polar and New Polar elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section V.10.2 or VI.10.2 of the Exchangeable Share Provisions; and

(c)	21 years after the date of this Agreement.

10.2	Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until there are no Class A Exchangeable Shares outstanding held by a Beneficiary; provided, however that the provisions of Article 6 and Article 7 shall survive any such termination of this Agreement.

ARTICLE 11
GENERAL

11.1	Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

11.2	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

11.3	Notices to Parties

All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

(a)
if to Polar:

100 York Boulevard
Suite 600
Richmond Hill, Ontario
L4B 1J8
Attention:   George Perlin

with a copy (which shall not constitute notice) to:

Goodmans LLP
Suite 3400
Bay Adelaide Centre
333 Bay Street
Toronto, ON  M5H 2S7
Attention:  Avi S. Greenspoon
Fax:   (416) 979-1234

(b)	if to New Polar 100 York Boulevard Suite 600 Richmond Hill, Ontario L4B 1J8 Attention: George Perlin

(c)	if to the Trustee: 100 York Boulevard Suite 600 Richmond Hill, Ontario L4B 1J8 Attention: George Perlin

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

11.4	Notice to Beneficiaries

Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Class A Exchangeable Shares in any manner permitted by the bylaws of New Polar from time to time in force in respect of notices to shareholders (such manner to be confirmed in writing by New Polar to the Trustee prior to any mailing) and shall be deemed to be received (if given or sent in such manner) at the time specified in such bylaws, the provisions of which bylaws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

11.5	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

11.6	Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

11.7	Attornment

Each of the Trustee and Polar and New Polar agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any final judgment of the said court, and not to seek, and hereby waives any review of the merits of any such judgment by the courts of any other jurisdiction and Polar hereby appoints New Polar at its registered office in the Province of Ontario as attorney for service of process.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

POLAR WIRELESS CORP.

Per:	/s/ George Perlin
Name: Title:

2240519 ONTARIO LIMITED

Per:	/s/ Shane G. Carroll
Name: Shane G. Carroll Title: President

2230354 ONTARIO INC.

Per:	/s/ Vladimir Aleynikov
Name: Vladimir Aleynikov Title: Director